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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 28, 1997 (except for Note 6, as to which the date is April 18, 1997), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-23795) and related Prospectus of Amazon.com, Inc. for the registration of 3,450,000 shares of its common stock.


                                                               ERNST & YOUNG LLP
Seattle, Washington

May 12, 1997